UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

James River Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-2579623
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

For correspondence, please contact:

Jillian Ivey Sidoti, Esq.
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563

(323) 799-1342 (phone)
jillian@jilliansidoti.com

2847 S. Ingram Mill, Suite B100
Springfield, MO 65804
 (Address of principal executive offices)

417-881-7818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))v

Item 1.01  Entry into a Material Definitive Agreement

See the disclosure under Items 2.01 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.01  Completion of Acquisition of Disposition of Assets

On November 21, 2012, James River Holdings Corporation (the “Company”) James River Holdings Corporation acquired the assets and goodwill of 4 State Asphalt & Sealing, LLC (the “4 State”) on November 21, 2012 in a transaction the Company believes to be valued at $2.2 million. This acquisition was consummated under two separate transactions: the first transaction included the sale of all of the assets of 4 State other than goodwill for a purchase price of $1,000,000. The second transaction was a purchase of 4 State’s goodwill for $1,200,000. The transaction included $1.035M in financing from Liberty Bank and $1.2M in seller financing from Robert G. Sorenson and Patricia G. Sorenson. In its most recent fiscal year 4 State produced $1.9M in EBIDTA on $5.7M in revenues. These financials have not yet been audited.

4 State provides commercial parking lot maintenance and repair services. 4 State’s primary client is one of the world's largest retailer.

The company is headquartered in Southwest Missouri, equidistant to Springfield, Missouri and Bentonville, Arkansas and provides services in over 20 middle-American states from the Canadian to the Mexican border.

The Company plans are to expand the existing product lines of asphalt seal-coating, concrete crack filing, asphalt milling, & asphalt installation while building-out a Rapid Response & Repair division to service corporate clients, and a residential sealing division.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2012, the Company entered into a promissory note with the sellers of the assets referenced in Item 2.01 for $1,200,000. The promissory note is attached and hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Assets Acquired

The required financial statements for each of the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

2.01	Purchase Agreement for Assets
2.02	Purchase Agreement for Goodwill
10.1	Promissory Note

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our S-1 Registration Statement deemed effective on February 1, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; and  our ability to identify and close on suitable investments. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

James River Holdings Corporation

December 10, 2012	By:	/s/ J. Barry Watts
Name: J. Barry Watts
Title: Chief Executive Officer